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                                                                    EXHIBIT 10.6

                            SECURED PROMISSORY NOTE


$3,000,000.00                                               San Jose, California

                                                                January 30, 1996


     FOR VALUE RECEIVED, the undersigned, BRENDA HALL, an individual residing in California ("Maker"), hereby promises to pay to the order of HALL, KINION & ASSOCIATES, INC., a California corporation (the "Company"), at 5300 Stevens Creek Boulevard, San Jose, California 95129, or at such other place as the Company shall specify in writing, the principal sum of THREE MILLION AND NO/100THS DOLLARS ($3,000,000.00) with interest payable thereon. Interest on the outstanding principal under this Secured Promissory Note shall accrue at the rate of the lesser of 6.91% per annum or the maximum amount permitted under law. The entire principal and all accrued interest outstanding under this Secured Promissory Note shall be fully due and payable upon the earliest to occur of (i) January 30, 2001; (ii) the sale of any of the Shares (as defined below); (iii) Maker voluntarily terminating her employment with the Company; (iv) the Company terminating Maker's employment with the Company For Cause; (v) a material breach by the Maker of any agreement between Maker and the Company which is not cured within sixty (60) days (ten (10) days in the case of breach for non-payments) following notice to Maker of such material breach; (vi) a Merger (as defined below); (vii) a Qualified Public Offering (as defined below); (viii) Maker's Personal Bankruptcy (as defined below); (ix) the sale, disposition or other transfer of any of the Shares in violation of the Right of First Refusal and Co-Sale Agreement dated the date hereof entered into by Maker, Company and other parties; or (x) any material misrepresentation or breach of any material warranty made by Maker in the Series A Preferred Stock and Warrant Purchase Agreement of even date herewith and not cured within sixty (60) days following notice to Maker. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds. At the end of the term of this Secured Promissory Note or upon acceleration, to the extent permitted by law the Maker shall be entitled to tender in full payment therefor either (i) the aggregate principal amount and interest due under this Secured Promissory
Note in cash or (ii) that number of Shares equal in fair market value to the aggregate principal amount and interest due; provided, however, in no event shall Maker tender less than 480,000 Shares, if Shares are tendered to pay off this Note.

     As used in this Secured Promissory Note, the following terms have the following meanings:

     "Fair Market Value" shall be equal to (a) at the time of a Qualified Public Offering, the price per share that represents the price of the Company's Common Stock on the effective date and time of such offering, and any time thereafter, the closing sale price of the Company's Common Stock three (3) trading days immediately prior to the date on which such Fair Market Value is being determined, (b) at the time of a Merger (as defined below), the Fair Market
Value of the Common Stock will be determined as provided in Article II(2)(c)(i), of the Company's Amended and Restated Articles of Incorporation and (c) at any other time, the Fair Market Value
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will be as determined by a financial appraiser that shall be mutually acceptable to the Maker and the holders of a majority of the Company's Series A Preferred Stock, the expenses of such appraisal to be borne by the Maker. If the Maker and the holders of a majority of the Series A Preferred Stock cannot agree upon a single appraiser, the Maker shall choose an appraiser, the holders of a majority of the Series A Preferred Stock shall choose an appraiser shall and these two appraisers select a third appraiser. Those three appraisers shall each determine a fair market value for the Common Stock and Fair Market Value shall be equal to the average of these three appraisals, the expenses of such appraisal to be borne by the Maker.

     "For Cause" shall mean: (A) Maker's failure to substantially perform her duties and responsibilities in good faith, after sixty (60) days following the delivery of notice to Maker stating with particularity how Maker is failing to so perform; (B) Maker being convicted of a felony or committing an act of intentional and willful fraud against the Company; or (C) Maker's commencement of employment (as an employee) with another employer while she is an employee of Company.

     "Merger" shall mean: (Y) The acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (Z) a sale of all or substantially all of the assets of the Company; unless the Company's shareholders of record as constituted immediately
         ------
prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

     "Personal Bankruptcy" shall mean a case or other proceeding commenced against the Maker in any court of competent jurisdiction seeking relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency or adjustment of debts and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days.

     "Shares" shall mean the shares of Company Common Stock owned by Maker securing the obligations hereunder being pledged pursuant to that certain Pledge Agreement entered into by and between Maker and Company dated the date hereof.

     "Qualified Public Offering" shall mean the Company's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended.

     This Secured Promissory Note is secured by a Pledge Agreement ("Pledge Agreement") of even date herewith executed by Maker in favor of the Company. To the extent there is an event of default as defined in the Pledge Agreement, the Company may seek to satisfy all principal, interest and other amounts owed pursuant to this Secured Promissory Note and the Pledge Agreement only through the disposition or retention of, and based on, the Shares' then Fair Market Value. In the event of default and foreclosure, as provided in the Pledge Agreement,

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if the Fair Market Value of the Shares is less than the total obligations owed hereunder, including accumulated interest, Maker shall not be personally liable for any deficiency.

     Any communications or notices must be in writing and delivered or mailed to
(i) Maker, at 19050 Camino Barco, Saratoga, California, 95070, or at such other address as Maker may designate in writing from time to time and (ii) to the Company at 5300 Stevens Creek Boulevard, San Jose, California, 95129, or at such other address as Maker may designate in writing from time to time.

     Maker hereby waives demand, presentment, protest, notice of nonpayment, notice of protest, and any and all lack of diligence or delays which may occur in the collection of this Secured Promissory Note. In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to reasonable attorneys fees and expenses.

     This Secured Promissory Note shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law.

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     IN WITNESS WHEREOF, Maker has executed this Secured Promissory Note as of the date first written above.


                                        "MAKER"

                                             /s/  Brenda Hall
                                        ------------------------------------
                                        BRENDA HALL



                                        HALL KINION & ASSOCIATES, INC.

                                             /s/  Keith Corbin
                                        ------------------------------------